Exhibit 4.1

EXHIBIT A

SUBSCRIPTION AGREEMENT

AMP HOLDING INC.

AMP Holding Inc. (the "Company") has authorized for sale 416,667 shares of common stock, $0.001 par value common stock (“Common Stock”), on a “best efforts, all or none” basis for the minimum offering of $250,000 and 3,333,333 shares of Common Stock on a “best efforts” basis for the maximum offering of $2,000,000, which may be increased to $2,500,000 at the discretion of the Company and the Placement Agent.  For each ten (10) Shares purchased, each investor will receive a common stock purchase warrant (the “Warrants”) to purchase up to five (5) shares of common stock for a period of two (2) years at an exercise price of $0.80 per share.  The undersigned hereby subscribes for the Shares and the Warrants for the Subscription Price (as defined on the signature page attached hereto).  The shares of Common Stock offered for sale by the Company are hereinafter referred to as the Shares and together with the Warrants shall be collectively referred to as the “Securities”.

The undersigned agrees to pay the Subscription Price for the Securities being purchased hereunder.  The entire purchase price is due and payable upon the submission of this Subscription Agreement and shall be payable by wire transfer or check.  However, in such event that the Subscription Price has been previously paid, then the Subscription Price shall be deemed fully paid.

The Company has the right to reject this subscription in whole or in part.

The undersigned acknowledges that the Securities being purchased hereunder and its component securities will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state (the “State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; that absent an exemption from registration contained in the Act and the State Acts, the Securities, would require registration; and that the Company's reliance upon such exemptions is based, in material part, upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement.

1.           The undersigned represents, warrants, and agrees as follows:

a.           The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

b.           The undersigned has carefully read the Confidential Private Offering Memorandum, dated November 22, 2010, and exhibits thereto (the “Memorandum”).  The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Memorandum and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment.  The undersigned understands the Memorandum and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Memorandum with his counsel or other advisor.  Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Memorandum and the associated risk factors.  The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Memorandum.  The undersigned does not desire to receive any further information.

c.           The undersigned is aware that the purchase of the Securities is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment.

d.           The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Securities for investment, or any recommendation or endorsement of the Share.

e.           The undersigned is purchasing the Securities for the undersigned's own account, with the intention of holding the Securities with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

f.           The undersigned represents that if an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Securities.  The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

g.           The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely, or to afford a complete loss of his investment in the Securities.

h.           The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Securities will not cause such overall commitment to become excessive.  The undersigned understands that the statutory basis on which the Securities are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Securities for a fixed period or until the occurrence of a certain event.  The undersigned realizes that in the view of the Securities and Exchange Commission (the “Commission”), a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Securities, and for which such Securities may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available.  The undersigned will not pledge, transfer or assign this Subscription Agreement.

i.           The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.  The undersigned is purchasing the Securities with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Securities for the undersigned's account.  No person other than the undersigned has any beneficial interest in the Securities being purchased hereunder.

j.           The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

k.           The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

l.           The undersigned acknowledges that the certificates for the Securities which the undersigned will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act.  The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

m. The undersigned represents that he is an “accredited investor” as that term is defined under the Act.

n. To effectuate the terms and provisions hereof, the undersigned hereby appoints the John Carris Investments LLC (the “Placement Agent”) as its attorney-in-fact for the purpose of carrying out the provisions of the Escrow Agreement by and between the Company, the Placement Agent and Well Fargo Bank, NA (the “Escrow Agreement”) including, without limitation, taking any action on behalf of, or at the instruction of, the undersigned and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.  All acts done under the foregoing authorization are hereby ratified and approved and neither the Placement Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.  This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

2.           The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Agreement.

3.           The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada.  The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

4.           Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5.           The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

6.           This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

7.           The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

8.           This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein.

9.           The undersigned represents and warrants that he, she or it comes within one category marked below, and that for any category  marked,  he, she or it has truthfully  set  forth,  where  applicable,  the  factual  basis or  reason the undersigned comes within that  category.  ALL  INFORMATION  IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY  CONFIDENTIAL.  The undersigned agrees to furnish any additional  information which the Company deems necessary in order to verify the answers set forth below.

Category A___
The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. (In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such  property  less debt secured by such property.)

Category B___
The undersigned is an individual (not a partnership,  corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of  $300,000  in each of those  years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of her family members and any unrealized capital  appreciation) and has a reasonable  expectation  of reaching the same income level in the current year.

Category C___	The undersigned is a director or executive officer of the Company.

Category D___	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E___	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F___
The undersigned is either a corporation, partnership,  Massachusetts  business  trust,  or  non-profit   organization within  the  meaning  of  Section  501(c)(3)  of the  Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

Category G___
The  undersigned  is a trust  with  total  assets in excess of   $5,000,000,  not formed for the specific purpose of acquiring the
Securities,   where  the   purchase  is  directed  by  a  "sophisticated    investor"    as   defined   in    Regulation 506(b)(2)(ii) under the Act.

Category H___
The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above  categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this agreement.

The undersigned  agrees that the  undersigned  will notify the Company  at any time on or prior to the  closing  in the event that the  representations  and  warranties  in this  agreement  shall cease to be true, accurate and complete.

           10.           SUITABILITY (please answer each question)

           (a)           Please describe your current employment, including the company by which you are employed and its principal business:

           (b)           Please describe any college or graduate degrees held by you:

           (c)           Please list types of prior investments:

           (d)           Please state whether you have participated  in other private placements before:

                            YES_______                         NO_______

           (e)           If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies
Frequently
Occasionally
Never

           (f)           Do you expect your current level of income to significantly decrease in the foreseeable future:

                   YES_______                         NO_______

           (g)           For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

                   YES_______                         NO_______

           (h)           Do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                   YES_______                         NO_______

           (i)           Are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

                   YES_______                         NO_______

           (j)           Do you understand that there is no guarantee of financial  return on this  investment  and that you run the risk of losing  your entire investment?

                   YES_______                         NO_______

11.                               MANNER IN WHICH TITLE IS TO BE HELD.  (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership
(e)	Tenants in Common
(f)	Company
(g)	Trust
(h)	Other

           12.           FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):

Yes _________              No __________

If Yes, please describe:

If you are affiliated or associated with an FINRA member firm, please advise if you are purchasing the Securities in the ordinary course of business and that you have no agreements or understandings, directly or indirectly, with any person to distribute the securities.  (please check one):

Yes _________              No __________

*If the undersigned is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges  receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

____________________________
Name of FINRA Member Firm

By: _________________________
         Authorized Officer

Date:

           13.           The undersigned is informed of the significance to the Company of the foregoing  representations  and answers  contained therein and such answers have been provided under the assumption that the Company will rely on them.

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EXECUTION BY SUBSCRIBER

$_________________________ ($0.60 per share) (the “Subscription Price”)

Shares_____________________ (determined by dividing the above subscription amount by $0.60)

Warrants___________________(determined by multiplying the number of Shares by .50)

Exact Name in Which Title is to be Held

(Signature)

Name and Title (if applicable)

Address:  Number and Street

City                                                      State                                           Zip Code

Social Security Number or Tax Identification Number

Accepted this ___ day of _________, 201_ on behalf of AMP Holding Inc.

By:	/s/
Name
Title